FOR IMMEDIATE RELEASE

Editorial Contact:
Susan Richards
ARKONA Inc.
801-501-7107
susan.richards@arkona.com

                      ARKONA(R) ANNOUNCES NEW ASP MODEL OF
                         ENSIGN DEALER MANAGEMENT SUITE

  Ensign Software Leads the Way by Offering the First Hosted Application Suite that is Cost Effective, Scalable and Easy to Manage for all Types of Dealerships

SALT LAKE CITY, UT--January 23, 2001--Sundog Technologies, Inc., d/b/a/ ARKONA(R), [OTC:SDTH], a leader in business management solutions and data distribution, today announced that it is offering the premier Ensign Dealer Management Suite in an ASP (Application Service Provider) model. This offering gives automotive dealerships the opportunity to have a fully integrated, state-of-the-art dealer management system that is completely installed and maintained by ARKONA(R) engineers and technicians at a secure site with the latest security features and hardware redundancy.

The ASP model has all the features and functionality of the dealer-owned system with the added benefit of a flat monthly fee that eliminates most of the up-front hardware investment and the need for technical personnel on site. It also obviates the cost of building and maintaining an IT infrastructure.

"Our dealership group is definitely in a growth period," said Dan Heller, principal dealer, Heller Stores, Illinois. "With the ASP model, we can expand the system as much as we need, and as quickly as we need it, with no liability or worry about outgrowing the server. This can save a substantial amount of money. Also, with the Ensign solution it is easier to connect all of the dealerships and I have quicker access to more complete records than any other system that we evaluated."

                              Benefits of ASP Model

With the Ensign ASP model, the software solutions are always running on the latest hardware. The client never has to spend the time or money to replace or upgrade its server. Further, ARKONA technicians and engineers continuously update the operating system and applications at the world-class secure hosting site without impacting the client. Backups are performed every night to ensure that all client data is protected and recoverable in case of a disaster. Equally important is built-in hardware redundancy so that if a server fails there is automatic switchover to another server to ensure that the customer has access to the system 24 hours a day, seven days a week.

                           Dynamic System Scalability

Another very distinct feature of the ASP model is the ability to scale the system up or down to fit the immediate needs of the dealership. The Ensign applications are hosted on one of IBM(R)'s new I Series servers, one of the most stable and widely used mid-range servers used by Fortune 500 companies today. The I Series server (formerly the AS/400) is known for its scalability because processing power and memory can be added dynamically.

                        Platform for Web Hosting Services

The ASP model is the ideal platform for present and future Web hosting services. As dealerships initiate and explore new ways to maximize the power of doing business on the Web, the Ensign Suite allows customers to have full, real-time integration between the dealership and the Web site with no significant cost to the dealership. For example, in the near future, when a vehicle is sold and removed from the Vehicle Inventory screen, it is automatically removed from the inventory on the Web site also

                       Remote Access for Mobile Workforce

The Ensign Dealer Management Suite, ASP model, is fully accessible through the Internet. Mobile workers have complete access to the system from any PC that has access to the Web. With client VPN, mobile users can obtain the same secured functionality available to dealership personnel.

 "The ASP model allows dealers to focus their resources on building their business, rather than on maintaining IT services," said Richard Holland, executive vice president, ARKONA. "It also gives dealers predictable monthly costs that cover the latest hardware and software with no surprises."

                            Pricing and Availability

The ASP model of the  Ensign  Dealer  Management  Suite is  available  now.  For
pricing  or  a  demonstration  of  the  product  call   866-478-6364  or  go  to
www.arkona.com to find a sales representative in your area.

About ARKONA

Founded in 1996, Sundog Technologies, Inc., d/b/a ARKONA(R), is a public company and a leader in enterprise data movement and management solutions. ARKONA's
Ensign Dealer Management Suite leads the market in technologically superior e-business solutions for automotive dealers that fully integrate back office solutions with a retail Web presence. In this market ARKONA is one of the first premier Application Service Providers (ASP). ARKONA is also the creator of the Universal Update(TM) product family that extracts, replicates and moves data into formats that can be easily used in enterprise mobile computing and document distribution. For more information visit the ARKONA Web site at www.arkona.com.


                                       ##

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known or unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks include, without limitation, the risks that the Ensign ASP model and supporting equipment will not function as designed or anticipated when used on a large-scale basis, that the will be no or little demand for the Ensign ASP Model and that competitors may introduce competing products that are, or are perceived to be, superior. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.



ARKONA and Sundog are both trademarks of Sundog Technologies Inc., doing business as ARKONA. All other trademarks are the property of their respective owners.